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                                 EXHIBIT 24(A)

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               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Bio-Logic Systems Corp. on Form S-8 of our report dated April 24, 1997, on our audits of the consolidated financial statements of Bio-Logic Systems Corp. as of February 28, 1997 and February 29, 1996 and for the two years in the period ended February 28, 1997, appearing in the Annual Report on Form 10K-SB for the fiscal year ended February 28, 1997 (SEC File No. 0-12231) of Bio-Logic Systems Corp. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                          GRANT THORNTON LLP

Chicago, Illinois
September 16, 1997